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                                                                  EXHIBIT
                                                                   10.7.1

                          (W.P. LAVORI IN CORSO LOGO)



                              LETTER OF AGREEMENT

This agreement is made and entered into effect between Vans and W.P. Lavori in Corso does not modify all the conditions of the distribution's and licence's agreement already valid and effective between the parties and shall be considered integrative part of the above mentioned agreements.

1. The term of the licence agreement in Europe shall expire the 7 november 1995, whereas the termination for the license in Italy shall be regulated by art.3.1. of the licence agreement dated dec.7 1992.

2. Vans recognises, and W.P. accepts, that for the period beginning from 7 November 1995 to 7 January 1997 no royalties shall be paied by Licensee in force of the license agreement, except for what is stated at the following point 4.

3. Beginning from the 7 January 1997 the Licensee shall pay for the license an annual minimum guaranteed royalty equal to 25.000 $ and a royalty equal to 5% of the net sales (as defined at point 7.3. in the license agreement dated Dec. 7, 1992).

4. W.P. Lavori in Corso shall pay the amount of 160.416 $, less 10% withholding tax due for royalties at the date of the undersign of the present agreement according to the following terms:
the 50% shall be paied till the 25 February 1996 and the 50% till the 31 May.

5. W.P. Lavori in Corso shall have the right to license or sub-license only in the territory of Italy, any of the trademarks or all of any part or all or any of its rights or obligations under the license agreement dated

Bologna, the
The Licensor                                    The Licensee
VANS INC.                                       W.P. LAVORI IN CORSO

[SIG]                                           [SIG]
- -----------------------------                   -------------------------------

Dec. 3, 1995


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